                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                                 /s/ Arthur Andersen LLP
                                          -------------------------------------
                                                   Arthur Andersen LLP

New Orleans, Louisiana
September 25, 1997

The schedules and exhibits to this agreement have been intentionally omitted in accordance with the rules and regulations of the Commission. The Company will provide such exhibits and schedules upon request of the Commission.